Exhibit 10.25

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (the “Amendment”) amends that certain Promissory Note issued by CRYOPORT, INC., a Nevada corporation (the “Company”), dated as of the date, to the holder, and in the original principal amount as set forth on the signature page hereto (the “Note”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 1.03 of the Note is hereby deleted and replaced with the following:

Section 1.03 Conversion to Equity Options. The Company is currently in negotiations with prospective investors for the issuance by the Company of equity securities. These securities may be common stock or preferred stock and may or may not involve the issuance of warrants to purchase equity in the Company. The terms of such equity securities have yet to be established and there can be no assurance that such equity securities will be issued. In the event, however, that the Company shall issue one or more types of equity securities (a “Transaction”) before the maturity of this Note, the Company shall in each event notify the Holder in writing within ten (10) days of such issuance of the terms of the Transaction and the Holder shall have the option until the later of (a) ten (10) days after such notice or (b) December 15, 2013 to elect in writing to convert all or a portion of the principal and accrued interest under this Note into the equity securities that were issued by the Company on the same terms that the Company issued said securities in such Transaction. The Company shall not issue fractional shares upon a conversion. If the application of the Conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.

2.          This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and/or other electronically transmitted signatures shall be effective for all purposes.

3.          Other than as set forth in this Amendment, all of the terms and conditions of the Note shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Promissory Note as of the date set first set forth above.

Dated:	, 2013	CRYOPORT, INC.

By:

a duly authorized officer

Agreed and acknowledged:

Signature

Date of Promissory Note:	, 2013

Holder:

Original Principal Amount: